Exhibit 10.2

NOTICE OF BORROWING

BOXLIGHT CORPORATION

April 24, 2023

Whitehawk Capital Partners LP,

as Administrative Agent

11601 Wilshire Blvd., Suite 1250

Los Angeles, CA 90025

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of December 31, 2021, as amended on April 4, 2022, as further amended on June 17, 2022 and as further amended on April 24,2023 (the "Credit Agreement") among BOXLIGHT CORPORATION, a Nevada corporation ("Company" together with any other Person that joins the Credit Agreement as a Guarantor in accordance with the terms thereof, are referred to hereinafter each individually as a "Loan Party", and individually and collectively, jointly and severally, as the "Loan Parties"), Whitehawk Finance, LLC and the other Lenders party thereto and Whitehawk Capital Partners LP, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the Borrower hereby requests a Loan under the Credit Agreement (the "Proposed Loan"), and in connection therewith sets forth below the information relating to such Proposed Loan as required by Section 2.02 of the Credit Agreement.

a.	The borrowing date of the Proposed Loan is April 24,2023.

b.	The Proposed Loan is a Term Loan.

c.	The aggregate principal amount of the Proposed Loan is $3,000,000.

d.	The Proposed Loan shall be a LIBOR Rate Loan with an Interest Period of three months.

e.	The proceeds of the Proposed Loan are to be disbursed to the Company pursuant to the wire instructions set forth on Exhibit A attached hereto.

The undersigned certifies as of the date of this notice and as of the date the Proposed Loan is made that (i) the representations and warranties contained in the Article VI of the Credit Agreement and in each other Loan Document are true and correct on and as of the Effective Date, (ii) no Default or Event of Default has occurred and is continuing on the date hereof or will result from the Credit Agreement or any other Loan Documents becoming effective in accordance with its or their respective terms or the making of the Proposed Loan and (iii) all applicable conditions set forth in Sections 5.01 and 5 .02 of the Credit Agreement have been satisfied or waived in writing by the applicable Lenders as of the date of the Proposed Loan.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

BOXLIGHT CORPORATION,
as Borrower

By:	/s/ Greg Wiggins
Name:	Greg Wiggins
Title:	Chief Financial Officer

Signature Page - Notice of Borrowing

EXHIBIT A

[SEE ATTACHED]